Exhibit 99.1

Contact:
Michael L. McMullan	David G. Wallace
President and CEO	EVP and CFO
(954) 653-2058	(239) 254-2132

BANCSHARES OF FLORIDA, INC. FILES

1.250 MILLION SHARE COMMON STOCK OFFERING

Naples, Fla.—May 12, 2004—Bancshares of Florida, Inc. (NASDAQ SmallCap: BOFL), a $281 million-asset commercial bank holding company based in Naples, Florida, today announced that the company has filed a Form SB-2 Registration Statement with the Securities and Exchange Commission in connection with a new common stock offering.

Michael L. McMullan, President and Chief Executive Officer, stated, “Since Bancshares of Florida’s public offering in February 2003, which was the first initial public offering of 2003, we have continued to grow at a rapid pace. This growth has been especially strong in the loan portfolios of our two subsidiary banks, which are based in Naples and Ft. Lauderdale, Florida. The purpose of this offering is to raise additional capital to support future loan growth, as well as to support expansionary opportunities. These opportunities include our acquisition of Horizon Financial Corp., which is expected to be completed by late June or early July, subject to regulatory approval; our subsequent relocation of the headquarters of Horizon to Palm Beach County; and our planned opening of a de novo bank in Tampa Bay in early July.”

McMullan went on to state, “Bancshares of Florida has again engaged the investment banking firm of Advest, Inc. to do a fully underwritten offering. We previously partnered with Advest in our 1 million share offering last year. Upon the Prospectus being declared effective, the company will be offering 1,250,000 shares of common stock through Advest, at a to-be-determined offering price. Our common stock is presently listed on the NASDAQ SmallCap Market, and we are applying for listing on the NASDAQ National Market. Included in the offering will be an underwriter option to purchase additional shares of common stock to cover any over allotments. Depending upon market conditions and SEC clearance, we hope to complete the issuance some time during June 2004.”

The Registration Statement relating to the common shares was filed with the Securities and Exchange Commission on May 11, 2004, but has not yet become effective. The common shares to be issued in this offering may not be sold, nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Registration Statement may be obtained from: Arlefte Yassa, Corporate Secretary, Bancshares of Florida, Inc., 110 East Broward Blvd., Suite 100, Ft. Lauderdale, Florida, 33301; telephone (954) 653-2064. Copies may also be viewed on the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

BANCSHARES OF FLORIDA, INC.

Please visit the company’s web site, www.bankofflorida.com, for an electronic version of this press release as well as other investor relations materials. Click on “Investor Relations” and select the “News” section. The release will be available on May 12, 2004 and additionally will be found on a Form 8-K filed with the Securities and Exchange Commission as of the date of this press release.

Bancshares of Florida, Inc., f/k/a Citizens Bancshares of South Florida, Inc. (“Bancshares”) is a $281- million-asset bank holding company located in Naples, Florida. It is the parent company for Bank of Florida, N.A., f/k/a Citizens National Bank of Southwest Florida, and Florida Trust Company, both based in Naples, Florida, and Bank of Florida, based in Ft. Lauderdale, Florida. Since December 30, 2002, Bancshares’ common stock has been listed on the NASDAQ SmallCap Market under the symbol “BOFL”. Trading of an additional 1.0 million shares received via its $10 million initial public offering, the nation’s first IPO of 2003, began on February 10, 2003. Investor information may be found on the company’s web site, www.bankofflorida.com, by clicking on the “Investor Relations” tab.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2004 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

1185 Immokalee Road, Naples, Florida 34110 (239) 254-2100

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